EXHIBIT 2.4



                        ASSET PURCHASE AND SALE AGREEMENT

     THIS ASSET AND SALE AGREEMENT (the "Agreement") is made and entered this 15th day of October, 2004, by and between UNION DENTAL CORP., a Florida Corporation (hereinafter referred to as the "Purchaser"), and GEORGE D. GREEN, D.D.S., P.A., a Florida professional corporation (hereinafter referred to as the "Seller" and collectively referred to as the "Sellers"). Seller and Purchaser are sometimes herein referred to collectively as the "Parties" and singularly as the "Party".

                                    RECITALS:

     WHEREAS, Seller operates a dental practice (the "Practice") and a dental network marketing company (the "Marketing Company") located at 200 N. University Drive, Suite 200 and 304 respectively, Coral Springs, Florida 33071 (sometimes hereinafter referred to as the "premises"); and

     WHEREAS, Seller desire to sell, and Purchaser wishes to purchase, certain of the assets of Seller used in the operation of the Practice and Marketing Company at the Premises, including cash and funds held in bank accounts as of the date of the closing, upon the terms and conditions and for the price hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties contained in this Agreement, and for the good an valuable consideration paid by the parties hereto to the other, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, representations and warranties contained in this Agreement, and for other good and valuable consideration paid by the Parties hereto to the other, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

     1. Recitations. The aforesaid recitations are true and correct and are incorporated by reference herein.

     2. Sale of Assets. Subject to the terms and conditions contained herein, on the Closing Date (as hereinafter defined), Seller agrees to sell, convey, transfer and deliver to the Purchaser, and the Purchaser agrees to purchase from the Seller, only the assets set for on Exhibit "A" attached hereto and made a part hereof (collectively hereinafter referred to as the "Assets"), free and clear of all liens, claims, pledges and encumbrances of any kind, character and description

     3, No Assumption of Liabilities. The Assets shall be conveyed by Seller to Purchaser, with general warranties of title, free and clear of any and all liens, security agreements, claims and encumbrances, except as otherwise provided herein the debts listed on Exhibit B" (collectively hereinafter referred to as the "Debts"), and Purchaser shall not be deemed to have assumed or to have taken any other assets of Seller to be liable and responsible for satisfying and discharging and liabilities and obligations of Seller, whether known or unknown, mature or contingent other than provided for in Exhibit B.



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



     4. Purchase Price and Payment. The aggregate purchase price (Purchase Price") payable by Purchaser for the Assets shall be One Million Dollars ($ 1,000,000.00) Dollars, shall be payable by delivery of Purchaser's Promissory Note (the "Note") in the amount of the Purchase Price with interest thereon of five percent (5%) per annum, and which note shalkl contain, among other matters, that principal and interest be payable in 10 (10) equal yearly installments.

     5. Date and Place of Closing.The closing ("Closing") shall be effective on the date of the execution of this Agreement (the "Closing Date") and shall take place at the office of Purchaser's attorney, located at 7805 S.W. 8th Court, Plantation, Florida 33324, or at such other place as may be mutually agreed by the arties. The Closing shall take place simultaneously with the execution of this Agreement.

     6. Documents for Closing. Sellers will execute such deeds, bills of sale, endorsements, assignments, and other good and sufficient instruments of conveyance and transfer in the form satisfactory to Purchaser's attorney, and containing full warranties of title, which instruments shall be effective to vest title in Purchaser, good, absolute and marketable title in the Assets being transferred herein free and clear of all liens, charges, and encumbrances, and restrictions whatsoever, except as list in Exhibit "B" of this Agreement.

     7. Warranties and Representations. Sellers represent and warrant to Purchaser, which representations and warranties will be correct and complete as of the Closing Date, as follows:

          (a) Organization, Power and Standing. Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to own the Assets and to conduct its Practice as now being conducted.

          (b) Authorization of Transaction; Binding Effect. Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of, and performance of its obligations under, this Agreement by Seller has been duly authorized by all requisite action on the part of Seller. This Agreement constitutes a valid and binding obligation of Seller enforceable against it in accordance with its terms.

          (c) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any person, governmental authority or governmental accrediting body having jurisdiction is required in connection with the execution and delivery of this agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

          (d) Litigation. There are no claims, actions, suits or proceedings (arbitration or otherwise) pending, or, to the best of Seller's knowledge, threatened against Seller with respect to Seller's Practice or the Assets at law or in equity in any court or before or by any governmental authority. Seller is not in default in respect of any judgment, order, writ, injunction or decree of any court or other governmental authority with respect to the Assets or the Practice of Seller or the transactions contemplated by this Agreement.



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



          (e) Title to Asset. At time of Closing, Seller is the owner of and has good and marketable title to the Assets as above described, free and clear of all liens and encumbrances, except as hereinafter set forth, at time of Closing, and is with full authority to sell the Assets as set forth in Paragraph 1 above.

          (f) Taxes. There are no Federal, State or local or other taxes owed which could constitute or give rise to any lien upon the Assets being transferred in connection with this transaction, impose any liability upon Purchaser or the Assets being transferred, or prevent the closing of this transaction, nor will there be at Closing.

          (g) Contracts. Seller has entered into no contracts to sell, encumber or mortgage the Assets or any portion thereof, except as otherwise described in this Agreement.

          (h) Condition of Assets. The Assets purchased under this Agreement shall be in good working condition as of the time of the Closing. In the event that any of the aforesaid items shall be found to be in need of repair, Seller shall, prior to the closing at Seller's expense, repair the property to working condition. At Purchaser's option, Purchaser may accept a credit from Seller for the cost of said repairs, which credit shall be applied against the cash portion of the Purchase Price required at the Closing,

          (i) Full Disclosure. No representation or warranty by Seller in this Agreement, whether in this Section 8 or otherwise, nor any statement, schedule or certification furnished, or to be furnished, to Purchaser pursuant hereto or in connection with the transactions contemplated hereby, contains, or will contain, any untrue statement of a material fact, or omits, or will omit, to state a material fact necessary to make the statements contained therein not misleading.




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



     8. Warranties and Representations of Purchaser. Purchaser represents and warrants to Seller, which representations and warranties will be correct and complete as of the Closing Date, as follows:

          (a) Organization, Power and Standing. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

          (b) Authorization of Transaction: Binding Effect. Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of, and performance of its obligations under, this Agreement by Purchaser has been duly authorized by all requisite action on the part of Purchaser. This Agreement constitutes a valid and binding obligation of Purchaser enforceable against it in accordance with its terms.

          (c) Approval. No consent, approval, order or authorization of, or registration, declaration or filing with, any person, governmental authority or governmental accrediting body having jurisdiction is required in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby.

          (d) Litigation. There are no claims, actions, suits or proceedings (arbitration or otherwise) pending, or, to the best of Purchaser's knowledge, threatened against Purchaser with respect ~o Purchaser's business at law or in equity in any court or before or by any governmental authority. Purchaser is not in default in respect of any judgment, order, writ, injunction or decree of any court or other governmental authority with respect to the business of Purchaser or the transactions contemplated by this Agreement.

     9. Seller's Indemnification.

          (a) Seller shall defend, indemnify, save and keep Purchaser, its officers, directors, managers members, assigns, its lenders and their respective officers and directors and successors and assigns, forever harmless against and from assigns, forever harmless against and from all liabilities, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys' and expert witness fees (collectively, "Indemnifiable Matters") sustained or incurred By Purchaser, its lenders and their respective successors or assigns, as a result of or arising out of or by virtue of:

          (i) The failure of Seller to comply with, or the breach by Seller of any representation, warranty or covenant of, this Agreement to be performed by Seller (including, without limitation, this Section); or

          (ii) Any third party claim or action arising prior to the date of Closing relating to the Assets; or

          (iii) Any liability arising from filing information with the Internal Revenue Service, or Florida Department of Revenue; or



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



          (iv) Any and all tax liabilities of Seller with regard to the Assets being sold hereunder, including but not limited to, personal property, sales and use taxes, and any transferee liabilities imposed by any Federal, State or local taxing authorities; or

          (v) Together with any incidental expenses incurred by Purchaser in defending all actions, suits, proceedings, demands, assessments, judgment, costs and expenses incidental to any of the foregoing.

          (b) Purchaser's Indemnification. Purchaser agrees to indemnify, defend and hold harmless Seller from and against all Indemnifiable Matters reasonably and proximately incurred by Seller as a result of (i) any breach of any representation or warranty made by Purchaser in this Agreement or any certificate delivered pursuant to this Agreement to Seller, or (ii) any breach of or failure to perform any covenant or agreement of Purchaser as required by this Agreement, or (iii) any third party claim or action arising after the date of Closing relating to the Assets.

          (c) Matters Involving Third Parties.

          (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 1O, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided. however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is materially prejudiced in defending any such claim.

          (ii) Any Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party, so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within thirty (30) days after the Indemnified Party has given notice of the Third Party Claim, that the Indemnifying Party elects to assume such defense, and (B) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; provided, however, that the Indemnifying Party must conduct the ""'defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard, and provided, further that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

          (iii) So long as the Indemnifying Party elected to assume and is conducting the defense of the Third Party Claim in accordance with (ii) above, (A) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (8) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).



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



          (iv) In the event none of the Indemnifying Parties assumes and conducts the Thirty Party Claim in accordance with (ii) above (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (8) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any damages or losses the Indemnified Party may suffer resulting from arising out of, or otherwise relating to the Third Party Claim to the fullest extent provided in this Section 10.

     10. Miscellaneous.

     (a) Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing, and shall be deemed duly given if (and then two (2) business days after) sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


   If to Sellers:            GEORGE D. GREEN, D.D.S., P .A.
                             1700 University Drive,
                             Suite 200
                             Coral Springs, Florida 33071



   If to Purchaser:          UNION DENTAL CORP.
                             1700 University Drive
                             Suite 304
                             Coral Springs, Florida 33071



Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (Including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but the same shall not be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (b) Consent to Jurisdiction and Service of Process. Any claim arising out of or relating to this Agreement shall be instituted in any Federal or State court in the county of Broward and State of Florida, and each Party agrees not to assert, by way of motion, as a defense or otherwise in any such claim, that it is not subject personally to the jurisdiction of such court, that the claim is brought in an inconvenient forum, that the venue of the claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each Party further irrevocably submits to the jurisdiction of such courts in any such claim. Any and all service of process and any other notice in any such claim shall be effective against any Party if given personally or by




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



registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such Party as herein provided. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by law or to commence legal proceedings or otherwise against any other Party in any other jurisdiction.

     (c) Successors and Assigns. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Seller, its respective successors and permitted assigns, and Purchaser and its successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the Parties without the prior written consent of the other Party except that Seller or Purchaser shall have the right to assign its rights hereunder to an affiliate of Seller. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

     (d) Expenses. Each Party shall be responsible for and shall pay its own expenses incidental to the execution and delivery of, and the performance of its obligations under, this Agreement, including the consummation of the transactions contemplated hereby, regardless of whether the acquisition is consummated or this Agreement is terminated.

     (e) Entire Agreement: Governing Law: Amendments: etc. This Agreement (i) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and understandings, both written and oral, among the Parties with regard to the subject matter hereof, (ii) except as specifically provided for herein is not intended to confer upon any person not a party any rights or remedies hereunder or with respect to the subject matter hereof, (iii) shall be governed by, and construed and enforced in accordance with, the internal substantive laws (but not the law governing choice of law) of the State of Florida, (iv) may be executed in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute a single agreement, (v) may be amended only by a document ., signed by all of the Parties hereto and (vi) may be waived with respect to any provision only by a document signed by the Party entitled to the benefit of such provision.

     (f) Headings. The article, section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement (or any provision thereof).

     (g) Delays or Omissions; Waiver. No delay or omission to exercise any rights, power or remedy accruing to any Party hereto, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such Party nor shall it be construed to be a waiver of, or estoppel with respect to, any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party hereto of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions, obligations, covenants, agreements or conditions of this Agreement must be made in writing and shall be effective only to the extent otherwise afforded to any Party, shall be cumulative and not alternative. Whenever this Agreement requires or permits consent by or on behalf of any Party hereto, such consent shall be given in writing.




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



     (h) Severability. Unless otherwise provided herein, if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     (i) Attorneys' Fees. If any Party to this Agreement seeks to enforce the terms and provisions of this Agreement, then the prevailing Party in such action shall be entitled to recover from the losing party all costs in connection with such action, including, without limitation, reasonable attorneys' fees, expenses and costs incurred at the administrative, trial, bankruptcy and all appellate levels.

     (j) No Construction Against Draftsmen. The Parties hereto acknowledge that this is a negotiated Agreement, and that in no event shall the terms hereof be construed against either Party on the basis that such Party, or its counsel, drafted this Agreement.

     (k) No Reliance. No third party is entitled to rely on any of the representations, warranties and agreements of the Parties hereto contained in this Agreement; and the Parties assume no liability to any third party because of any reliance on the representations, warranties and agreements of the Parties hereto contained in this Agreement.

     (l) Further Instruments and Actions. Each Party hereto shall deliver ;an~ further instruments and take any further action that may be reasonably requested by the other in order to carry out the provisions and purposes of this Agreement.

     (m)  Survival  Clause.  All  agreements,  representations,   warranties  or
covenants contained in the Agreement shall survive the Closing of this transaction.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and dated as of the date and year first above written.

Sellers:



GEORGE D. GREEN, D.D.S., P.A.
a Florida professional corporation

BY: /s/ Dr. George D. Green
-----------------------------
Its:  President




Purchaser:



UNION DENTAL CORP.


By: /s/ Dr. George D. Green
------------------------------
Its: President

                                   Exhibit "A"

All Assets associated with Sellers business with the exception of the Patient List of the Dental Practice which shall remain the property of Dr. George D. Green.

The Purchase Price has been determined to be One Million Two Hundred Eighty Five Thousand Six Hundred Twenty Three Dollars and no cents ($1,285,623.00) less the shareholder loan owed by Dr. George D. Green in the amount of $285,623.00.

                           Promissory Installment Note


RECITATIONS:

Date:                October 15, 2004

Borrower:            Union Dental Corp.

Borrower's Address:  1700 University Drive
                     Coral Springs, FL 33071

Payee:               Dr. George D. Green

Place for Payment:   Union Dental Corp.
                     1700 University Dr., Suite 304
                     Coral Springs, FL        33071

Principal Amount:   $1,000,000.00

Term:               Ten (10) years

Yearly Payments:    $100,000.00  plus  accrued  interest at the rate of five (5)
                    percent per annum.


INTEREST RATE: Annual interest rate shall be five percent (5%) per annum. Any unpaid accrued balance in default of payment shall be at the maximum rate allowed under the laws of the State of Florida. PAYMENT TERMS: This Note is due and payable as follows, to-wit: Ten (10) equal yearly payments of $100,000.00 principal plus interest. The first such payment due and payable on the 27th day of October, 2005, and a like installment shall be due and payable on the same day of each succeeding month thereafter until the total principal of One Million Dollars $ 1,000,000.00 principal is paid in full. If each payment is not paid on time, the remaining balance will be subject to the maximum amount of interest permitted by the Laws of the State of Florida.

BORROWER'S PRE-PAYMENT RIGHT. Borrower reserves the right to prepay this Note in whole or in part, prior to maturity, without penalty. PLACE FOR PAYMENT. Borrower promises to pay to the order of Payee at the place for payment and according to the terms for payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

DEFAULT AND ACCELERATION CLAUSE. If Borrower defaults in the payment of this Note or in the performance of any obligation, and the default continues after Payee gives Borrower notice of the default and the time within which it must be cured, as may be required by law or written agreement, then Payee may declare the unpaid principal balance and earned interest on this Note immediately due. Borrower and each surety, endorser, and guarantor waive all demands for payment, presentation for payment, notices of intentions to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

INTEREST ON PAST DUE INSTALLMENTS AND CHARGES. All past due installments of principal and/or interest and/or all other past-due incurred charges shall bear interest after maturity at the maximum amount of interest permitted by the Laws of the State of Florida until paid. Failure by Borrower to remit any payment by the 15th day following the date that such payment is due entitles the Payee hereof to declare the entire principal and accrued interest immediately due and payable. Payee's forbearance in enforcing a right or remedy as set forth herein shall not be deemed a waiver of said right or remedy for a subsequent cause, breach or default of the Borrower's obligations herein.

INTEREST. Interest on this debt evidenced by this Note shall not exceed the maximum amount of non-usurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of the maximum shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this instrument (and any other instruments) concerning this debt.

FORM OF PAYMENT. Any check, draft, Money Order, or other instrument given in payment of all or any portion hereof may be accepted by the holder and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the holder hereof except to the extent that actual cash proceeds of such instruments are unconditionally received by the payee and applied to this indebtedness in the manner elsewhere herein provided.

ATTORNEY'S FEES. If this Note is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Borrower shall pay Payee all costs of collection and enforcement, including reasonable attorney's fees and court costs in addition to other amounts due.

SEVERABILITY. If any provision of this Note or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

BINDING EFFECT. The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

DESCRIPTIVE HEADINGS. The descriptive headings used herein are for convenience of reference only and they are not intended to have any effect whatsoever in determining the rights or obligations under this Note.

CONSTRUCTION. The pronouns used herein shall include, where appropriate, either gender or both, singular and plural.

GOVERNING LAW. This Note shall be governed, construed and interpreted by, through and under the Laws of the State of Florida. Borrower is responsible for all obligations represented by this Note.

EXECUTED this 15th Day of October, 2004.


 Union Dental Corp.

By:  /s/ Dr. George D. Green
-------------------------------
Its: President




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